UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2007

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On May 14, 2007, Joan S. Hooper was appointed Vice President, Americas Finance and assumed finance responsibility for the company’s Americas region. She had served as Vice President, Corporate Finance, and Chief Accounting Officer since February 2005.

(c)	Also on May 14, 2007, Thomas W. Sweet, Vice President, Finance, was appointed Chief Accounting Officer. Mr. Sweet, age 47, joined Dell in May 1997, and has held a variety of executive-level roles in the company’s finance organization, most recently serving as Vice President, Finance, supporting Dell’s Education, Government and Healthcare business units. Before assuming that position, he spent a year and a half as Vice President, Internal Audit, leading the worldwide audit team and implementing Sarbanes-Oxley compliance activities. His other roles at Dell have included finance leadership for various business units, as well as director of sales for the higher education and preferred accounts divisions. Prior to joining Dell, Mr. Sweet spent 13 years with Price Waterhouse, providing audit and accounting services to a variety of technology companies. He holds a bachelor’s degree in Business Administration from Western Michigan University, and is a Certified Public Accountant.

The additional compensation that will be awarded to Mr. Sweet in connection with his appointment has not been determined, and will be reported in an amendment to this Current Report on Form 8-K when available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: May 18, 2007	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

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